Exhibit 99.1

  FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports Third Quarter 2017 Results and Updates Full Year 2017 Guidance

•	Net new business of $598.5 million; Net book-to-bill of 1.26

•	$494.6 million of service revenue; 23.7% actual growth and 18.9% organic growth at actual foreign exchange rates and 23.0% growth and 18.2% organic growth on a constant currency basis

•	GAAP Net Income per diluted share was $0.73 and GAAP Net Income was $48.2 million

•	Adjusted Net Income per diluted share was $0.88 per share and Adjusted Net Income was $57.9 million

•
Updating full year 2017 service revenue guidance to between $1.914 billion and $1.926 billion, GAAP net income per diluted share to between $2.31 and $2.38, and Adjusted Net Income per diluted share to between $3.28 and $3.35

RALEIGH, N.C., October 25, 2017 -- PRA Health Sciences, Inc. (“PRA” or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter ended September 30, 2017.

For the three months ended September 30, 2017, service revenue was $494.6 million, which represents growth of 23.7%, or $94.7 million, compared to the third quarter of 2016 at actual foreign exchange rates. On a constant currency basis, service revenue grew $91.8 million, an increase of 23.0% compared to the third quarter of 2016. This growth in revenue includes the impact of acquiring Symphony Health Solutions Corporation which closed on September 6, 2017. Organic revenue growth was 18.9% at actual foreign exchange rates and 18.2% on a constant currency basis.

Net new business for the quarter ended September 30, 2017 was $598.5 million, representing a net book-to-bill ratio of 1.26 for the period. This net new business contributed to an ending backlog of $3.4 billion at September 30, 2017. Our reported new business awards and backlog exclude the impact of our acquisition of Symphony Health Solutions.

“We are pleased with our financial results for the quarter and are well positioned for a strong finish to 2017,” said Colin Shannon, PRA’s Chief Executive Officer. “During the quarter we finalized the acquisition of Symphony Health Solutions and started the integration process, we delivered significant revenue and earnings growth, and we delivered another quarter of strong new business wins. I want to thank our employees for their hard work and continued dedication to PRA and I want to welcome the employees of Symphony Health Solutions to the PRA family.”

Direct costs were $326.9 million during the three months ended September 30, 2017 compared to $259.9 million for the third quarter of 2016. Direct costs were 66.1% of service revenue during the third quarter of 2017 compared to 65.0% of service revenue during the third quarter of 2016. The increase in direct costs as a percentage of service revenue is primarily due to an increase in salaries and related benefits as we continue to hire billable staff to ensure appropriate staffing levels for our current studies and our future growth.

Selling, general and administrative expenses were $79.3 million during the three months ended September 30, 2017 compared to $67.2 million for the third quarter of 2016. Selling, general and administrative costs were 16.0% of service revenue during the third quarter of 2017 compared to 16.8% of service revenue during the third quarter of 2016. The decrease in selling, general and administrative expenses as a percentage of revenue is primarily attributable to our ability to continue to effectively leverage our selling and administrative functions.

During the three months ended September 30, 2017, we incurred transaction-related costs of $12.7 million. These costs consist of $6.4 million of third-party fees incurred in connection with our acquisition of Symphony Health Solutions Corporation, $5.3 million of stock-based compensation expense related to the release of transfer restrictions on vested options and $1.0 million of other costs incurred in connection with our August 2017 secondary offering. There were no transaction-related expenses incurred during the three months ended September 30, 2016.

GAAP net income was $48.2 million for the three months ended September 30, 2017, or $0.73 per share on a diluted basis, compared to GAAP net income of $31.4 million for the three months ended September 30, 2016, or $0.49 per share on a diluted basis. The improvement in GAAP net income was attributable to the acquisition of Symphony Health, an increase in gross profit, a benefit from income taxes, offset by transaction-related costs and foreign exchange losses in the third quarter of 2017.

EBITDA was $60.4 million for the three months ended September 30, 2017, representing a decrease of 18.1% compared to the third quarter of 2016. The decrease in EBITDA was driven by transaction-related costs and foreign exchange losses primarily related to the revaluation of our short-term intercompany balances between our domestic and international subsidiaries. Adjusted EBITDA was $93.3 million for the three months ended September 30, 2017, representing growth of 24.9% compared to the third quarter of 2016.

Adjusted Net Income was $57.9 million for the three months ended September 30, 2017, representing 41.1% growth compared to the third quarter of 2016. Adjusted Net Income per diluted share was $0.88 for the three months ended September 30, 2017, representing 37.5% growth compared to the third quarter of 2016.

A reconciliation of our non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share and our 2017 guidance, to the corresponding GAAP measures is included in this press release.

Nine Months Ended September 30, 2017 Financial Highlights

For the nine months ended September 30, 2017, service revenue was $1,379.6 million, which represents growth of 18.3%, or $213.2 million, compared to the nine months ended September 30, 2016 at actual foreign exchange rates.  On a constant currency basis, service revenue grew $213.0 million, representing growth of 18.3% compared to the nine months ended September 30, 2016. Organic revenue growth for the nine months ended September 30, 2017 was 16.6% at actual foreign exchange rates and on a constant currency basis.

Reported GAAP income from operations was $171.7 million, reported GAAP net income was $103.0 million and reported GAAP net income per diluted share was $1.57 for the nine months ended September 30, 2017.

Adjusted Net Income was $150.0 million for the nine months ended September 30, 2017, an improvement of 28.8% compared to the same period in 2016.  Adjusted Net Income per diluted share was $2.28 for the nine months ended September 30, 2017, up 26.0% compared to the same period in 2016.

Guidance

The Company is updating its full year 2017 service revenue guidance to between $1.914 billion and $1.926 billion, GAAP net income per diluted share to between $2.31 and $2.38 and Adjusted Net Income per diluted share to between $3.28 and $3.35. We are updating our effective income tax rate estimate to approximately 26%. All financial guidance assumes a EURO rate of 1.20 and a GBP rate of 1.35. All other foreign currency exchange rates are as of September 30, 2017. This updated guidance includes the effects of the acquisition of Symphony Health Solutions.

Conference Call Details

PRA will host a conference call at 8:00 a.m. ET on October 26, 2017, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 within the United States or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 98635318. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the PRA website at investors.prahs.com. A replay of the conference call will be available online at investors.prahs.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 98635318.

Additional Information

A financial supplement with third quarter 2017 results, which should be read in conjunction with this press release, may be found on the home page of the Investors portion of the Company’s website in a document titled “Q3 2017 Earnings Presentation.”

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development and data solution services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes more than 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and over 15,000 employees worldwide. Since 2000, PRA has participated in approximately 3,500 clinical trials worldwide. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 70 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with one of the most flexible clinical development service offerings, which includes both traditional, project-based Phase I through Phase IV services, as well as embedded, functional outsourcing and data solution services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investor Relations’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Helen O’Donnell
Solebury Communications Group
Managing Director
203.428.3213
InvestorRelations@prahs.com or
hodonnell@soleburyir.com

Christine Rogers
PRA Health Sciences, Inc.
Director, Public Relations
919.786.8463
rogerschristine@prahs.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, fail to receive approval for or experience delays in documenting change orders, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the Company is also subject to a number of additional risks associated with its business outside the United States, including foreign currency exchange fluctuations and restrictive regulations, as well as the risks and uncertainties associated with the United Kingdom’s expected withdrawal from the European Union; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies; the Company's reliance on third parties for data, products, services and intellectual property licenses; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed with the SEC on February 23, 2017. The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period- to- period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and Adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities and the indenture governing the senior notes. In addition, management believes that EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude  stock-based compensation expense, loss (gain) on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses (gains), other non-operating expense (income), equity in (gains) losses of unconsolidated joint ventures, transaction-related costs, acquisition-related costs, severance costs and restructuring charges, prior year foreign research and development credits, lease termination expense,  non-cash rent adjustment, adjustment to reflect amounts attributable to noncontrolling interest and other charges. Adjusted Net Income is also adjusted to exclude amortization of intangible assets, amortization of terminated interest rate swaps, and amortization of deferred financing costs. EBITDA, Adjusted EBITDA and Adjusted Net Income are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA, Adjusted EBITDA and Adjusted Net Income have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Constant Currency

Constant currency comparisons are based on translating local currency amounts in the current year period at actual foreign exchange rates for the prior year. The Company routinely evaluates its financial performance on a constant currency basis in order to facilitate period- to- period comparisons without regard to the impact of changing foreign currency exchange rates.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Service revenue	$494,550	$399,841	$1,379,572	$1,166,410
Reimbursement revenue	87,459	53,414	223,921	172,915
Total revenue	582,009	453,255	1,603,493	1,339,325
Operating expenses:
Direct costs	326,865	259,910	914,988	758,333
Reimbursable out-of-pocket costs	87,459	53,414	223,921	172,915
Selling, general and administrative	79,307	67,190	229,770	199,648
Transaction-related costs	12,740	—	12,740	31,785
Depreciation and amortization	18,853	17,708	50,146	52,246
Loss on disposal of fixed assets, net	8	219	240	290
Income from operations	56,777	54,814	171,688	124,108
Interest expense, net	(11,557)	(13,779)	(31,088)	(42,525)
Loss on modification or extinguishment of debt	(3,089)	—	(3,089)	(21,485)
Foreign currency (losses) gains, net	(12,794)	1,182	(35,004)	9,264
Other income (expense), net	1,004	20	724	(85)
Income before income taxes and equity in income of unconsolidated joint ventures	30,341	42,237	103,231	69,277
(Benefit from) provision for income taxes	(18,241)	10,821	(165)	17,869
Income before equity in income of unconsolidated joint ventures	48,582	31,416	103,396	51,408
Equity in income of unconsolidated joint ventures, net of tax	24	33	92	2,742
Net income	48,606	31,449	103,488	54,150
Net income attributable to noncontrolling interest	(401)	—	(513)	—
Net income attributable to PRA Health Sciences, Inc.	$48,205	$31,449	$102,975	$54,150
Net income per share attributable to common stockholders:
Basic	$0.77	$0.52	$1.66	$0.89
Diluted	$0.73	$0.49	$1.57	$0.84
Weighted average common shares outstanding:
Basic	62,730	60,937	62,185	60,579
Diluted	65,872	64,521	65,683	64,268

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$193,581	$144,623
Restricted cash	697	4,715
Accounts receivable and unbilled services, net	628,029	439,053
Other current assets	70,361	36,346
Total current assets	892,668	624,737
Fixed assets, net	131,432	87,577
Goodwill	1,535,057	971,980
Intangible assets, net	711,727	473,976
Other assets	38,749	32,121
Total assets	$3,309,633	$2,190,391
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$56,719	$31,250
Accounts payable	60,438	51,335
Accrued expenses and other current liabilities	277,495	149,113
Advanced billings	493,368	332,501
Total current liabilities	888,020	564,199
Long-term debt, net	1,293,498	797,052
Deferred tax liabilities	128,366	73,703
Other long-term liabilities	63,452	26,185
Total liabilities	2,373,336	1,461,139
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized shares at September 30, 2017 and December 31, 2016; 63,329,298 and 61,597,705 issued and outstanding at September 30, 2017 and December 31, 2016, respectively	633	616
Additional paid-in capital	898,862	879,067
Accumulated other comprehensive loss	(146,291)	(224,686)
Retained earnings	177,230	74,255
Equity attributable to PRA Health Sciences, Inc. stockholders	930,434	729,252
Noncontrolling interest	5,863	—
Total stockholders' equity	936,297	729,252
Total liabilities and stockholders' equity	$3,309,633	$2,190,391

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$103,488	$54,150
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,146	52,246
Amortization of debt issuance costs and discount	1,480	3,514
Amortization of terminated interest rate swaps	4,931	3,334
Stock-based compensation	7,686	4,940
Non-cash transaction-related costs	5,294	29,421
Unrealized foreign currency losses (gains)	35,406	(9,380)
Loss on modification or extinguishment of debt	3,089	21,485
Deferred income taxes	(27,340)	(8,076)
Equity in income of unconsolidated joint ventures	(92)	(2,742)
Other reconciling items	190	41
Changes in operating assets and liabilities:
Accounts receivable, unbilled services, and advanced billings	(51,883)	(52,290)
Other operating assets and liabilities	(14,567)	(29,935)
Net cash provided by operating activities	117,828	66,708
Cash flows from investing activities:
Purchase of fixed assets	(39,287)	(25,657)
Cash paid for interest on interest rate swap	(763)	(913)
Proceeds from the sale of WuXiPRA	—	3,700
Proceeds from the sale of fixed assets	55	—
Acquisition of Symphony Health Solutions Corporation, net of cash acquired	(522,581)	—
Acquisition of Parallel 6, Inc., net of cash acquired	(39,561)	—
Acquisition of Takeda PRA Development Center KK, net of cash acquired	2,680	—
Acquisition of Takeda Pharmaceutical Data Services, Ltd., net of cash acquired	(142)	—
Acquisition of Nextrials, Inc., net of cash acquired	—	(4,268)
Net cash used in investing activities	(599,599)	(27,138)
Cash flows from financing activities:
Borrowings on accounts receivable financing agreement	20,000	120,000
Repayments on accounts receivable financing agreement	(20,000)	—
Proceeds from issuance of long-term debt	550,000	—
Payments for debt issuance costs	(5,512)	—
Repayments of long-term debt	(26,875)	(133,559)
Borrowings on line of credit	30,000	110,000
Repayments on line of credit	(30,000)	(110,000)
Payment of debt prepayment and debt extinguishment costs	—	(17,824)
Proceeds from stock option exercises	6,457	638
Payment of acquisition-related contingent consideration	(400)	—
Net cash provided by (used in) financing activities	523,670	(30,745)
Effects of foreign exchange changes on cash, cash equivalents, and restricted cash	3,041	628
Change in cash, cash equivalents, and restricted cash	44,940	9,453
Cash, cash equivalents, and restricted cash, beginning of period	149,338	126,125
Cash, cash equivalents, and restricted cash, end of period	$194,278	$135,578

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to PRA Health Sciences, Inc.	$48,205	$31,449	$102,975	$54,150
Depreciation and amortization	18,853	17,708	50,146	52,246
Interest expense, net	11,557	13,779	31,088	42,525
(Benefit from) provision for income taxes	(18,241)	10,821	(165)	17,869
EBITDA	60,374	73,757	184,044	166,790
Stock-based compensation expense (a)	3,449	1,666	7,686	4,940
Loss on disposal of fixed assets, net (b)	8	219	240	290
Loss on modification or extinguishment of debt (c)	3,089	—	3,089	21,485
Foreign currency losses (gains), net (d)	12,794	(1,182)	35,004	(9,264)
Other non-operating (income) expense, net (e)	(1,004)	(20)	(724)	85
Equity in income of unconsolidated joint ventures, net of tax	(24)	(33)	(92)	(2,742)
Transaction-related costs (f)	12,740	—	12,740	31,785
Acquisition-related costs (g)	274	242	3,179	242
Lease termination expense (h)	127	(599)	152	(448)
Severance and restructuring charges	—	246	—	33
Non-cash rent adjustment (i)	1,299	410	2,450	2,177
Non-operating income attributable to noncontrolling interest	185	—	253	—
Adjusted EBITDA	$93,311	$74,706	$248,021	$215,373

Net income attributable to PRA Health Sciences, Inc.	$48,205	$31,449	$102,975	$54,150
(Benefit from) provision for income taxes	(18,241)	10,821	(165)	17,869
Amortization of intangible assets	11,346	11,283	29,515	34,255
Amortization of deferred financing costs	516	1,171	1,480	3,514
Amortization of terminated interest rate swaps	1,753	1,312	4,931	3,334
Stock-based compensation expense (a)	3,449	1,666	7,686	4,940
Loss on disposal of fixed assets, net (b)	8	219	240	290
Loss on modification or extinguishment of debt (c)	3,089	—	3,089	21,485
Foreign currency losses (gains), net (d)	12,794	(1,182)	35,004	(9,264)
Other non-operating (income) expense, net (e)	(1,004)	(20)	(724)	85
Equity in income of unconsolidated joint ventures, net of tax	(24)	(33)	(92)	(2,742)
Transaction-related costs (f)	12,740	—	12,740	31,785
Acquisition-related costs (g)	274	242	3,179	242
Lease termination expense (h)	127	(599)	152	(448)
Severance and restructuring charges	—	246	—	33
Non-cash rent adjustment (i)	1,299	410	2,450	2,177
Non-operating income attributable to noncontrolling interest	185	—	253	—
Adjusted pre-tax income	76,516	56,985	202,713	161,705
Adjusted tax expense (j)	(18,632)	(15,956)	(52,705)	(45,278)
Adjusted net income	$57,884	$41,029	$150,008	$116,427

Diluted weighted average common shares outstanding	65,872	64,521	65,683	64,268

Adjusted net income per diluted share	$0.88	$0.64	$2.28	$1.81

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(in millions, except per share amounts)
(unaudited)

	FY 2017
	Adjusted net income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share	$153.0	$158.0	$2.31	$2.38
Adjustments:
Provision for income taxes	18.0	19.0	0.28	0.29
Amortization of intangible assets	45.0	45.0	0.68	0.68
Amortization of deferred financing costs	2.0	2.0	0.03	0.03
Amortization of terminated interest rate swaps	7.0	7.0	0.11	0.11
Stock-based compensation expense (a)	10.0	10.0	0.15	0.15
Loss on modification or extinguishment of debt (c)	3.0	3.0	0.05	0.05
Foreign currency losses, net (d)	35.0	35.0	0.53	0.53
Other non-operating income, net	(1.0)	(1.0)	(0.02)	(0.02)
Transaction-related costs (f)	13.0	13.0	0.20	0.20
Acquisition-related costs (g)	3.0	3.0	0.05	0.05
Non-cash rent adjustment (i)	3.0	3.0	0.05	0.05
Non-operating income attributable to noncontrolling interest	1.0	1.0	0.02	0.02
Adjusted pre-tax income	292.0	298.0	4.44	4.52
Adjusted tax expense (j)	(76.0)	(77.0)	(1.16)	(1.17)
Adjusted net income and adjusted net income per diluted share	$216.0	$221.0	$3.28	$3.35

(a)
Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs, excluding transaction-related stock-based compensation discussed in footnote (f).

(b)
Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(c)
Loss on modification or extinguishment of debt relates to costs incurred in connection with changes to our long-term debt. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(d)
Foreign currency (gains) losses, net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(e)
Other non-operating (income) expense, net represents income and expense that are non-operating and whose fluctuations from period- to -period do not necessarily correspond to changes in our operating results.

(f)
Transaction-related costs relate primarily to the acquisition of Symphony Health, secondary offerings, and the receivables financing agreement. Such costs for the three and nine months ended September 30, 2017 consist of $6.4 million of fees incurred in connection with the acquisition of Symphony Health, $5.3 million of stock-based compensation expense related to the release of the transfer restrictions on vested options, and $1.0 million of third-party fees incurred in connection with our August 2017 secondary offering. Such costs for the nine months ended September 30, 2016 include $24.5 million of non-cash stock-based compensation expense related to the vesting and release of the transfer restrictions of certain performance-based stock options and $4.9 million of stock-based compensation expense associated with the release of the transfer restrictions on a portion of service-based vested options in connection with the announcement of our March and May 2016 secondary offerings, as well as $2.4 million of third-party fees associated with the secondary offerings and the closing of accounts receivable financing agreement.

(g)
Acquisition-related costs primarily relate to costs incurred in connection with due diligence performed in connection with contemplated acquisitions, excluding those associated with the acquisition of Symphony Health that are discussed in footnote (f); the acquisition of Nextrials, Inc., the acquisition of Parallel 6, Inc., and the integration cost for the Takeda joint venture, as well as costs related to other potential acquisitions to enhance our strategic objectives. Integration costs primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of these acquisitions.

(h)	Lease termination expense represents charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.

(i)
We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(j)	Represents the tax effect of adjusted pre-tax income at our estimated effective tax rate.